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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106409, 333-120932, 333-135399, and 333-151488) of ArthroCare Corporation of our report dated March 15, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, TX
March 15, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM